Exhibit (17)(c)
EVERY SHAREHOLDER’S VOTE IS IMPORTANT
PLEASE VOTE THIS PROXY CARD TODAY. YOUR PROMPT RESPONSE WILL SAVE YOUR FUND THE EXPENSE OF ADDITIONAL MAILINGS. RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE.
          (Please detach at perforation before mailing)
PROXY CARD
TURNER FUNDS
SPECIAL MEETING OF SHAREHOLDERS JANUARY 2, 2013
TURNER INTERNATIONAL GROWTH FUND
The undersigned, hereby appoints Brian F. McNally and Thomas R. Trala as proxies and each of them, each with full power of substitution, to vote at the Special Meeting of Shareholders of the Turner International Growth Fund (the “Fund”) of the Turner Funds, to be held at the offices of Turner Investments , L.P., 1205 Westlakes Drive, Suite 100, Berwyn, Pennsylvania 19312 on January 2, 2013, at 11:00 a.m. Eastern Time, and any adjournments or postponements of the Special Meeting (the “Meeting”) all shares of beneficial interest of the Fund that the undersigned would be entitled to vote if personally present at the Meeting on the proposal set forth below, and in accordance with their own discretion, any other matters properly brought before the Meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE COMBINED PROXY STATEMENT/PROSPECTUS, DATED [__________], 2012
VOTE VIA THE INTERNET: [          ]
VIA THE TELEPHONE: [          ]

CONTROL NUMBER:

NOTE: Please sign exactly as shareholder name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

Signature of joint owner, if any

Date
EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE TODAY.
          (Please detach at perforation before mailing)
THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF THE TURNER FUNDS, WHICH UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL.
PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. EVERY PROPERLY SIGNED PROXY CARD WILL BE VOTED IN THE MANNER SPECIFIED HEREON AND, IN THE ABSENCE OF SPECIFICATION, WILL BE TREATED AS GRANTING AUTHORITY TO VOTE “FOR” THE PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSAL.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.
EXAMPLE: ☒

		FOR	AGAINST	ABSTAIN
1.	To approve a Plan of Reorganization which provides for and contemplates: (1) the transfer of all of the assets and liabilities of the Turner International Growth Fund (the “Acquired Fund”) to the John Hancock International Growth Equity Fund (the “Acquiring Fund”) in exchange for Class I Shares and Class A Shares of the Acquiring Fund; and (2) the distribution of the Class I Shares of the Acquiring Fund to the shareholders of Institutional Class Shares of the Acquired Fund and the distribution of the Class A Shares of the Acquiring Fund to the shareholders of Investor Class Shares of the Acquired Fund in complete liquidation of the Acquired Fund.	☐	☐	☐